Exhibit 10.3

SECOND AMENDMENT TO REVOLVING CREDIT AND

SECURITY AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT AND WAIVER, dated as of May 10, 2013 (this “Amendment”), relating to the Revolving Credit and Security Agreement referenced below, is by and among SOFTWARE BROKERS OF AMERICA, INC., a Florida corporation (the “Company”), ACCVENT LLC, a Florida limited liability company (“Accvent”), FORZA POWER TECHNOLOGIES LLC, a Florida limited liability company (“Forza”), KLIP XTREME LLC, a Florida limited liability company (“KLIP”), NEXXT SOLUTIONS LLC, a Florida limited liability company (“Nexxt”) and NUQLEO LLC, a Florida limited liability company (“Nuqleo” – hereinafter the Company, Accvent, Forza, KLIP, Nexxt and Nuqleo may be referred to collectively as the “Borrowers”), the Lenders identified on the signature pages hereto, and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, the “Agent”). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, a credit facility has been extended to the Borrowers pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of July 25, 2011 (as amended and modified from time to time, the “Credit Agreement”) among the Borrowers, the Lenders identified therein, and PNC Bank, National Association, as agent for the Lenders;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement including the request that Nuqleo as a wholly owned subsidiary of Accvent become a co-borrower under the Credit Agreement and the Other Documents and have requested a waiver of the existing Guarantor Fixed Charge Coverage Ratio default;

WHEREAS, the requested modification and waiver requires the approval of the Required Lenders;

WHEREAS, the Required Lenders have agreed to the requested modification and waiver on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is amended as set forth below:

(a) New definitions of “Change in Law”, “Compliance Authority”, “Covered Entity”, “FATCA”, “Laws”, “Reportable Compliance Event”, “Sanctioned Country”, and

“Sanctioned Person” are added to Section 1.2 in correct alphabetical order to read as follows:

“ “Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Compliance Authority” shall mean each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) the U.S. Internal Revenue Service, (f) the U.S. Justice Department, and (g) the U.S. Securities and Exchange Commission.

“Covered Entity” shall mean each Borrower, each Borrower’s Affiliates and Subsidiaries, all Guarantors, pledgers of Collateral, all owners of the foregoing, and all brokers or other agents of any Borrower acting in any capacity in connection with the Obligations.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Law(s)” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond judgment authorization or approval, lien or award of or any settlement arrangement with any Governmental Body, foreign or domestic.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained by any Compliance Authority.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.”

(b) The definition of “Anti-Terrorism Laws” in Section 1.2 is amended to read as follows:

“ “Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, all as amended, supplemented or replaced from time to time.”

(c) The definition of “Permitted Encumbrances” in Section 1.2 is amended by (i) deleting the word “and” in subsection (k); (ii) replacing the period in subsection (l) with a semicolon and the word “and” and (iii) adding a new subsection (m) to read as follows:

“(m) Liens on all property and assets of Borrowers (including any other additional Borrowers that join in this Agreement after the Closing Date, consisting of Collateral, that secure only those obligations arising pursuant to the Indenture and any refinancing of such Indenture (which are not otherwise covered by subsection (l) above).”

(d) The definitions of “Blocked Person” and “Fx Line” in Section 1.2 are deleted in their entirety.

(e) Section 2.2(g) is amended by adding the phrase “including without limitation any Change in Law,” after the word “thereof” and the comma in the second line of the subparagraph.

(f) Section 3.7(a) is amended by replacing the phrase “, or any change therein or in the interpretation or application thereof,” after the words “Applicable Law” in the first line of the subparagraph with the phrase “or any Change in Law”.

(g) Section 3.9(a) is amended by replacing the phrase “or any change therein” in the second line of the subparagraph with the phrase “or any Change in Law”.

(h) A new Section 3.11(d) is added to read as follows:

“(d) If a payment made to a Lender, Issuer, Participant or Agent under any Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Issuer, Participant or Agent shall deliver to Agent (in the case of a Lender or Issuer) and Borrowers (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by Agent or Borrowers sufficient for Agent and Borrowers to comply with their obligations under FATCA and to determine that such Lender, Participant, Issuer, or Agent has complied with such applicable reporting requirements.”

(i)	Section 5.23 is amended to read as follows:

“5.23 Anti-Money Laundering/International Trade Law Compliance.

Each Borrower represents and warrants to Agent, as of the date of this Agreement, the date of each Advance, the date of any renewal, extension or modification of this Agreement, and at all times until this Agreement has been terminated and all Obligations have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the Advances will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Obligations are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws. Borrowers covenant and agree that they shall immediately notify Agent in writing upon the occurrence of a Reportable Compliance Event.”

(j) Section 5.24 is deleted in its entirety.

(k) Section 6.5(b) is amended to read as follows:

“(b) Cause to be maintained a Guarantor Fixed Charge Coverage Ratio of not less than (i) 0.84 to 1.0 for the four quarter period of Guarantor ending as of June 30, 2013 and (ii) 1.0 to 1.0 for the four quarter period of Guarantor ending as of September 30, 2013 and for each fiscal quarter of Guarantor thereafter.”

(l) Section 7.3 is amended to read as follows:

“7.3. Guarantees.

Become liable upon the obligations or liabilities of any Person by assumption, endorsement or Guaranty thereof or otherwise (other than to Lenders) except (a) guarantees made in the Ordinary Course of Business up to an aggregate amount of $100,000, (b) the endorsement of checks in the Ordinary Course of Business and (c) as otherwise permitted by Section 7.8.”

(m) Section 7.10 is amended to read as follows:

“7.10. Transactions with Affiliates.

Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, make any payment to, or enter into any transaction or arrangement with, or otherwise deal with, any Affiliate, except (a) transactions disclosed to Agent, which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate and (b) transactions otherwise permitted under Section 7.5.”

(n) Section 7.17 is amended to read as follows:

“7.17. Prepayment of Indebtedness.

At any time, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the prepayment or redemption of any Indebtedness for borrowed money (other than Indebtedness owed to the Lender under this Agreement or the Other Documents), except (i) any such prepayment, repurchase, redemption, retirement or acquisition expressly permitted in the Subordination Agreement or (ii) in connection with any refinancing of Indebtedness in compliance with Section 7.8(d) or (f).”

(o) Section 15.17 is amended to read as follows:

“15.17 Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time to time request, and each Borrower shall provide to Lender, such Borrower’s name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.”

2. Waiver. The Agent and the Required Lenders hereby waive the violation of Section 6.5(b) (Guarantor Fixed Charge Coverage Ratio) for the four quarter period ending as of March 31, 2013 and the violation of Section 5 of the Guaranty of Intcomex and Intcomex Holdings.

3. Confirmation of Borrowers. Nuqleo hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be deemed to be a party to the Credit Agreement and a “Borrower” for all purposes of the Credit Agreement and the Other Documents, and shall have all of the rights and obligations of a Borrower thereunder as if it had originally executed the Credit Agreement and the Other Documents. The Borrowers hereby ratify, as of the date hereof, and agree to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and the Other Documents, including without limitation (i) all of the representations and warranties set forth in Article V of the Credit Agreement and (ii) all of the affirmative and negative covenants set forth in Articles VI and VII of the Credit Agreement.

4. Additional Confirmation. The existing Borrowers confirm that all of their obligations under the Credit Agreement are, and upon Nuqleo becoming a Borrower, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon Nuqleo becoming a Borrower, the term “Obligations,” as used in the Credit Agreement and the Other Documents, shall include all obligations of Nuqleo under the Credit Agreement and under each Other Document.

5. Assumption of Obligations. Nuqleo hereby agrees that upon becoming a Borrower it will assume all Obligations of a Borrower as set forth in the Credit Agreement.

6. Granting of Liens. To secure the prompt payment and performance to Agent and each Lender of the Obligations, Nuqleo hereby collaterally assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.

7. Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) the execution of this Amendment by the Borrowers, the Required Lenders and the Agent;

(b) the execution of an Affirmation of Guaranty by Intcomex and Intcomex Holdings;

(c) the execution by Accvent LLC of documentation required by the Agent to perfect its lien on additional intellectual property of Accvent LLC;

(d) filing of such UCC financing statements as are necessary or appropriate, in Agent’s discretion, to perfect the security interests in the collateral of Nuqleo; provided Agent’s failure to file such financing statements shall not invalidate this Amendment; and

(e) receipt by the Agent of a $15,000 amendment fee.

8. Conditions Subsequent. On or before June 10, 2013 the following conditions subsequent shall be satisfied:

(a) delivery to the Agent of a copy of the Operating Agreement of Nuqleo;

(b) delivery to the Agent of a copy of the certified Certificate of Organization of Nuqleo, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of organization;

(c) delivery to the Agent of a copy of the resolutions of Nuqleo approving this Amendment, the transactions contemplated herein and authorizing the execution and delivery of this Amendment;

(d) delivery to the Agent of an incumbency certificate of the Secretary or Assistant Secretary of Nuqleo as to the incumbency and signature of the officers of Nuqleo executing this Agreement or any certificate or other documents to be delivered by it pursuant to the terms of this Amendment, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(e) delivery to the Agent of a good standing certificate of Nuqleo dated not more than thirty days prior to the date of this Amendment, issued by the Secretary of State or other appropriate official of Nuqleo’s jurisdiction of organization;

(f) delivery to the Agent of insurance certificates for Nuqleo or evidence that Nuqleo has been added to the insurance certificates of the Company;

(g) delivery to the Agent of a legal opinion from counsel to Nuqleo, including, without limitation, opinions with respect to the due authorization, execution and delivery and enforceability of this Amendment; and

(h) new updated schedules to the Credit Agreement.

9. Representations and Warranties. Each Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

10. Acknowledgments, Affirmations and Agreements. Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment and (ii) affirms all of its obligations under the Credit Agreement and the Other Documents.

11. Loan Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

12. Expenses. The Borrowers agree to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent’s legal counsel.

13. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

14. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of Florida.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	SOFTWARE BROKERS OF AMERICA, INC., a Florida corporation

	By:	/s/ Michael F. Shalom
	Name:	Michael F. Shalom
	Title:	Vice President

ACCVENT LLC, a Florida limited liability company

By:	/s/ Naftali Mizrachi
Name:	Naftali Mizrachi
Title:	Manager

FORZA POWER TECHNOLOGIES LLC, a Florida limited liability company

By:	/s/ Naftali Mizrachi
Name:	Naftali Mizrachi
Title:	Manager

KLIP XTREME LLC, a Florida limited liability company

By:	/s/ Naftali Mizrachi
Name:	Naftali Mizrachi
Title:	Manager

NEXXT SOLUTIONS LLC, a Florida limited liability company

By:	/s/ Naftali Mizrachi
Name:	Naftali Mizrachi
Title:	Manager

NUQLEO LLC, a Florida limited liability company

By:	/s/ Naftali Mizrachi
Name:	Naftali Mizrachi
Title:	Manager

AGENT:	PNC BANK, NATIONAL ASSOCIATION, in its capacity as Agent

	By:	/s/ John Stanescki
	Name:	John Stanescki
	Title:	Senior Vice President

LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ John Stanescki
	Name:	John Stanescki
	Title:	Senior Vice President

2